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                                                                      EXHIBIT 11

                      COMPUTATION OF PER SHARE EARNINGS

               COMPLETE BUSINESS SOLUTIONS, INC. AND SUBSIDIARIES
                PRO FORMA OR ACTUAL NET INCOME PER COMMON SHARE
                                  (UNAUDITED)


                                                                                Three Months Ended
                                                                                   September 30,
                                                                              ----------------------
                                                                                2000          1999
                                                                              --------      --------
Weighted average number of shares of Common Stock outstanding...........        33,949        37,593
Common Stock equivalents calculated using the weighted average stock
     price per share for the periods presented..........................            --           576
                                                                              --------      --------
Weighted average shares outstanding.....................................        33,949        38,169
                                                                              ========      ========
Actual net income (loss) available for common shareholders..............      $ (4,836)     $  8,244
                                                                              ========      ========
Actual basic earnings per common share..................................      $  (0.14)     $   0.22
                                                                              ========      ========
Actual fully diluted earnings per common share..........................      $  (0.14)     $   0.22
                                                                              ========      ========

                                                                                Nine Months Ended
                                                                                   September 30,
                                                                              ----------------------
                                                                                2000          1999
                                                                              --------      --------
Weighted average number of shares of Common Stock outstanding...........        33,949        37,157
Common Stock equivalents calculated using the weighted average stock
     price per share for the periods presented..........................            --           994
                                                                              --------      --------
Weighted average shares outstanding.....................................        33,949        38,151
                                                                              ========      ========
Actual net income (loss) available for common shareholders..............      $(26,050)     $ 25,740
                                                                              ========      ========
Actual basic earnings per common share..................................      $  (0.74)     $   0.69
                                                                              ========      ========
Actual fully diluted earnings per common share..........................      $  (0.74)     $   0.67
                                                                              ========      ========